Exhibit 99.1



For Immediate Release:




                          LEUCADIA NATIONAL CORPORATION
                         ANNOUNCES PRIVATE PLACEMENT OF
                      $200 MILLION 7% SENIOR NOTES DUE 2013


New York, NY - (Business Wire) - June 3, 2003. Leucadia National Corporation (NYSE and PCX: LUK) ("Leucadia") announced today the private placement of $200 million principal amount of its 7% Senior Notes due 2013.

The 7% Senior Notes are due August 15, 2013 and interest on the notes is payable on February 15 and August 15 of each year, beginning on August 15, 2003.

Leucadia  intends to use the proceeds from this  offering for general  corporate
purposes,  which  may  include  working  capital,   acquisitions  or  investment
opportunities.

The 7% Senior Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, to accredited investors within the meaning of Rule 501(a) of the Securities Act and to persons outside of the United States in accordance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.





CONTACT: Leucadia National Corporation
         Laura Ulbrandt
         (212) 460-1900